                                  EXHIBIT 3.4

                            ARTICLES OF RESTATEMENT
                      OF THE ARTICLES OF INCORPORATION OF
                         COMMERCE NATIONAL CORPORATION
                             A Florida Corporation


     THE UNDERSIGNED, as President of COMMERCE NATIONAL CORPORATION, a Florida corporation, Florida Document Number H43827 (the "Corporation"), in accordance with Section 607.1007(4), Florida Statutes, hereby submits for filing these Articles of Restatement of the Articles of Incorporation of the Corporation.

1.   NAME OF CORPORATION.  The name of the Corporation is "Commerce National
     -------------------
     Corporation"

2.   TEXT OF AMENDED AND RESTATED ARTICLES.  The text of the Amended and
     -------------------------------------
     Restated Articles of Incorporation of the Corporation is attached hereto as Exhibit A.

3.   REQUIREMENT OF SHAREHOLDER APPROVAL.  The Amended and Restated Articles of
     -----------------------------------
     Incorporation contain amendments which required the approval of the Corporation's Shareholders.

4.   DATE OF AUTHORIZATION.  The Amended and Restated Articles of Incorporation
     ---------------------
     were adopted by the Board of Directors on February 17, 1998, and adopted by the Shareholders of the Corporation on May 26, 1998.

5.   SUFFICIENCY OF VOTE.  The Amended and Restated Articles of Incorporation
     -------------------
     were approved by a majority of the Corporation's Directors and were approved by a majority of the Corporation's Shareholders, which is a vote sufficient to approve the Amendment under the Corporation's Articles of Incorporation and Bylaws and under the laws of the State of Florida.

6.   EFFECTIVE DATE OF AMENDED AND RESTATED ARTICLES OF INCORPORATION.  The
     ----------------------------------------------------------------
     Amended and Restated Articles of Incorporation shall be effective immediately upon filing by the Department of State.

     IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment this 15th day of June, 1998.



                                /s/ Guy D. Colado
                                ---------------------------------
                                Guy D. Colado, President

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         COMMERCE NATIONAL CORPORATION


     The following Articles of Incorporation of COMMERCE NATIONAL CORPORATION, a Florida corporation (the "Corporation") amend in their entirety and restate those Articles of Incorporation which were originally filed for the Corporation on February 21, 1985. These Amended and Restated Articles permit the shareholders of the Corporation to increase the voting requirement for shareholders over that required by the Florida Business Corporation Act. The Amended and Restated Articles also include provisions related to Business Combinations (as defined therein). These Amended and Restated Articles eliminate information in the Articles which was of historic value and reform the original Articles to take into consideration the changes noted above. These Amended and Restated Articles were adopted by the Board of Directors on February 17, 1998, and shall be presented to the Shareholders for approval at a meeting duly called for said purpose on May 26, 1998.

     All amendments included herein were adopted pursuant to Section 607.194(4), Florida Statutes, and there is no discrepancy between the Corporation's Articles of Incorporation as theretofore amended other than the inclusion of these amendments and the omission of matters of historical interest.

                                   ARTICLE I
                                   ---------
                           NAME AND PRINCIPAL OFFICE
                           -------------------------

     The name of this Corporation shall be COMMERCE NATIONAL CORPORATION, whose principal office shall be located at 1201 South Orlando Avenue, Winter Park, Florida 32789, and whose mailing address shall be Post Office Box 8181, Winter Park, Florida 32790-8181.

                                   ARTICLE II
                                   ----------
                      COMMENCEMENT OF CORPORATE EXISTENCE
                      -----------------------------------

     This Corporation commenced existence on February 21, 1985, and shall exist perpetually unless sooner dissolved according to law.

                                  ARTICLE III
                                  -----------
                          PURPOSES AND GENERAL POWERS
                          ---------------------------

     The general purpose of this Corporation shall be the transaction of any and all lawful business. This Corporation shall have all of the powers enumerated in the Florida General Corporation Act, as the same now exists and as hereafter amended, and all such other powers as are permitted by applicable law, including, without limitation to act as a bank holding company and, to the extent permitted under applicable federal and state laws, now or hereafter existing, relating to bank holding companies and their activities.

                                   ARTICLE IV
                                   ----------
                                 CAPITAL STOCK
                                 -------------

     1.   Number and Class of Shares Authorized; Par Value.
          ------------------------------------------------

     The capital stock authorized, the par value thereof, and the class of such stock shall be as follows:


              Number of               Par Value       Class
          Shares Authorized           Per Share      of Stock
          -----------------           ---------      --------

              1,000,000                 $0.10         Common

     The consideration for all of the above stock shall be payable in cash or, in lieu of cash, property (tangible and intangible), labor or services (past, present or future), at a just valuation to be fixed by the Board of Directors of the Corporation.

     2.   Voting Rights.
          -------------

     The Common Stock shall possess and exercise exclusive voting rights and at all meetings of the shareholders, each record holder of such stock shall be entitled to one vote for each share held. Shareholders holding Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

     3.   No Preemptive Rights.
          --------------------

     No shareholder of the Corporation shall have the right, upon the sale for cash or otherwise, of any new stock of the Corporation or of any stock of the Corporation held by it in its treasury or otherwise, of the same or any other kind, class or series as that which he already holds, to purchase his pro rata or any other share of such stock at the same price at which it is offered to others or any other price.

     4.   Relative Rights.
          ---------------

     Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of common stock.

                                   ARTICLE V
                                   ---------
                               BOARD OF DIRECTORS
                               ------------------

     The business of the Corporation shall be conducted by a Board of Directors. As of the date of adoption of these Amended and Restated Articles, there are fifteen (15) members of the Board of Directors. The number of directors may be either increased or diminished from time to time as provided in the bylaws. Directors may be removed with or without cause.

                                   ARTICLE VI
                                   ----------
                             DISTRIBUTION OF ASSETS
                             ----------------------

     The Board of Directors of the Corporation may, from time to time, and at its discretion, distribute a portion of the assets of the Corporation to its shareholders out of the capital surplus of the Corporation.

                                  ARTICLE VII
                                  -----------
                               PURCHASE OF SHARES
                               ------------------

     The Board of Directors of the Corporation may, from time to time, and at its discretion, cause the Corporation to purchase its own shares to the extent of unreserved and unrestricted capital surplus available for said purchase.

                                  ARTICLE VIII
                                  ------------
                                     BYLAWS
                                     ------

     Except as otherwise provided by law, the power to adopt, alter, amend or repeal the bylaws shall be vested in the Board of Directors. The shareholders of the Corporation may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the Florida Business Corporation Act.

                                   ARTICLE IX
                                   ----------
                                INDEMNIFICATION
                                ---------------

     In addition to any and all rights and duties under applicable law, the Corporation shall indemnify and hold harmless all of its directors, officers, employees and agents, and former directors, officers, employees and agents from and against all liabilities and obligations, including attorneys' fees, incurred in connection with any actions taken or failed to be taken by said directors, officers, employees and agents in their capacity as such to the fullest extent possible under law.

                                   ARTICLE X
                                   ---------
                             CONFLICTS OF INTEREST
                             ---------------------

     No contract or other transaction between this Corporation and any other corporation, and no act of this Corporation, shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are the directors or officers of, such other corporation. Any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily to otherwise interested in any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any director of this Corporation who is also a director or an officer of such other corporation, or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize any such contract or transaction with like force and effect as if he were not such a director or officer of such other corporation, or not so interested.

                                   ARTICLE XI
                                   ----------
                       LIMITED LIABILITY OF SHAREHOLDERS
                       ---------------------------------

     The private property of the shareholders shall not be subject to payment of the Corporation's debts to any extent.

                                  ARTICLE XII
                                  -----------
                                   AMENDMENT
                                   ---------

     This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, subject to the consent thereof by the holders of a majority of the Shares entitled to vote thereon and any right conferred upon the shareholders is subject to this reservation.

                                  ARTICLE XIII
                                  ------------
                     FAIR PRICE AND SUPER VOTE REQUIREMENT
                     -------------------------------------

A.   Definitions as Used in This Article XIII.
     ----------------------------------------

     (1) "Affiliate" or "Associate" shall have the respective meanings given to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

     (2)  A person shall be a "beneficial owner" of any Voting Stock:

          (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, any shares of Voting Stock; or

          (ii) which such person or any of its Affiliates or Associates has by itself or with others: (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which is beneficially owned, directly or directly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (3) "Business Combination" shall include:

          (i) any merger or consolidation of the Corporation or any of its subsidiaries with or into an Interested Shareholder, regardless of which person is the surviving entity;

          (ii) any sale, lease, exchange, mortgage, pledge, or other disposition (in one transaction or a series of transactions) from the Corporation or any of its subsidiaries to an Interested Shareholder, or from an Interested Shareholder to the Corporation or any of its subsidiaries, of assets having an aggregate Fair Market Value of five percent (5%) or more of the Corporation's total stockholders' equity;

          (iii) the issuance, sale or other transfer by the Corporation or any subsidiary thereof of any securities of the Corporation or any subsidiary thereof to an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation);

          (iv) the acquisition by the Corporation or any of its subsidiaries of any securities of an Interested Shareholder;

          (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder;

          (vi) any reclassification or recapitalization of securities of the Corporation if the effect, directly or indirectly, of any transaction is to increase the relative voting power of an Interested Shareholder; or

          (vii) any agreement, contract or other arrangement providing for or resulting in any of the transactions described in this definition of Business Combination.

     (4) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder; any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is approved to succeed a Disinterested Director by the Disinterested Directors; any member of the Board of Directors who is unaffiliated with the Interested Shareholder and is approved by the Disinterested Directors.

     (5)  "Fair Market Value" shall mean:

          (i) in the case of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof), the highest sales price or bid quotation, as the case may be, reported for securities of the same class or series traded on a national securities exchange or in the over-the-counter market during the 30-day period immediately prior to the date in question, or if no such report or quotation is available, the fair market value as determined by the Disinterested Directors; and

          (ii) in the case of other securities and of other property or consideration (other than cash), the Fair Market Value as determined by the Disinterested Directors; provided, however, in the event the prior and authority of the Disinterested Directors ceases and terminates pursuant to Subdivision F of this Article XIII as a result of there being less than five (5) Disinterested Directors at any time, then: (a) for purpose of clause (ii) of the definition of "Business Combination," any sale, lease, exchange, mortgage, pledge or other disposition of assets from the Corporation or any of its subsidiaries to an Interested Shareholder or from an Interested Shareholder to the Corporation or any of its subsidiaries, regardless of the Fair Market Value thereof, shall constitute a Business Combination; and (b) for purposes of Paragraph 1 of Subdivision D of this Article XIII, in determining the amount of consideration received or to be received per share by the Independent Shareholders in a Business Combination, there shall be excluded all consideration other than cash and the Fair Market Value of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof) for which there is a reported sales price or bid quotation, as the case may be, during the 30-day period immediately prior to the date in question.

     (6) "Independent Shareholder" shall mean shareholders of the Corporation other than the Interested Shareholder engaged in or proposing the Business Combination.

     (7) "Interested Shareholder" shall mean: (a) any person (other than the Corporation or any of its subsidiaries); and (b) the Affiliates and Associates of such person, who, or which together, are:

          (i) the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding Voting Stock or were within the two-year period immediately prior to the date in question the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Voting Stock; or

          (ii) an assignee of or other person who has succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          Notwithstanding the foregoing, no Trust Department, or designated fiduciary or other trustee of such Trust Department of the Corporation or a subsidiary of the Corporation, or other similar fiduciary capacity of the Corporation with direct voting control of the outstanding Voting Stock shall be included or considered as an Interested Shareholder. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Corporation or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be included or considered as an Interested Shareholder.

     (8) A "person" shall mean an individual, partnership, trust, corporation, or other entity and includes two or more of the foregoing acting in concert.

     (9) "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

B.   Supermajority Vote to Effect Business Combination.
     -------------------------------------------------

     No Business Combination shall be effected or consummated unless:

     (1) Authorized and approved by the Disinterested Directors and, if otherwise required by law to authorize or approve the transaction, the approval or authorization of shareholders of the Corporation, by the affirmative vote of the holders of such number of shares as is mandated by the Florida Business Corporation Act; or

     (2) Authorized and approved by the affirmative vote of holders of note less than 80 percent of the outstanding Voting Stock voting together as a single class.

     The authorization and approval required by this Subdivision B is in addition to any authorization and approval required by Subdivision C of this Article XIII.

C.   Fair Price Required to Effect Business Combination.
     --------------------------------------------------

     No Business Combination shall be effected or consummated unless:

     (1)  All the conditions and requirements set forth in Subdivision D of this
          Article XIII have been satisfied; or

     (2)  Authorized and approved by the Disinterested Directors; or

     (3) Authorized and approved by the affirmative vote of holders of not less than 66-2/3 percent of the outstanding Voting Stock held by all Independent Shareholders voting together as a single class.

     Any authorization and approval required by this Subdivision C is in addition to any authorization and approval required by Subdivision B of this Article XIII.

D.   Conditions and Requirements to Fair Price.
     -----------------------------------------

     All the following conditions and requirements must be satisfied in order for clause (1) of Subdivision C of this Article XIII to be applicable.

     (1) The cash and Fair Market Value of the property, securities or other consideration to be received by the Independent Shareholders in the Business Combination per share for each class or series of capital stock of the Corporation must not be less than the sum of:

          (i) the highest per share price (including brokerage commissions, transfer taxes, soliciting dealer's fees and similar payments) paid by the Interested Shareholder in acquiring any shares of such class or series, respectively, and, in the case of Preferred Stock, if greater, the amount of the per share redemption price; and

          (ii) the amount, if any, by which interest on the per share price, calculated at the Treasury Bill Rate from time to time in effect, from the date the Interested Shareholder first became an Interested Shareholder until the Business Combination has been consummated, exceeds the per share amount of cash dividends received by the Independent Shareholders during such period. The "Treasury Bill Rate" means for each calendar quarter, or part thereof, the interest rate of the last auction in the preceding calendar of 91-day United States Treasury Bills expressed as a bond equivalent yield.

          For purposes of this Paragraph (1), per share amounts shall be appropriately adjusted for any recapitalization, reclassification, stock dividend, stock split, reverse split, or other similar transaction. Any Business Combination which does not result in the Independent Shareholders receiving consideration for or in respect of their shares of capital stock of the Corporation shall not be treated as complying with the requirements of this Paragraph (1).

     (2) The form of the consideration to be received by the Independent Shareholders owning the Corporation's shares must be the same as was previously paid by the Interested Shareholder(s) for shares of the same class or series; provided, however, if the Interested Shareholder previously paid for shares of such class or series with different forms of consideration, the form of the consideration to be received by the Independent Shareholders owning shares of such class or series must be in the form as was previously paid by the Interested Shareholder in acquiring the largest number of shares of such class or series previously acquired by the Interested Shareholder, provided, further, in the event no shares of the same class or series had been previously acquired by the Interested Shareholder, the form of consideration must be cash. The provisions of this Paragraph (2) are not intended to diminish the aggregate amount of cash and Fair Market Value of any other consideration that any holder of the Corporation's shares is otherwise entitled to receive upon the liquidation or dissolution of the Corporation, under the terms of any contract with the Corporation or an Interested Shareholder, or otherwise.

     (3) From the date the Interested Shareholder first became an Interested Shareholder until the Business Combination has been consummated, the following requirements must be complied with unless the Disinterested Directors otherwise approve:

          (i) the Interested Shareholder has not received, directly or indirectly, the benefit (except proportionately as a shareholder) of any loan, advance, guaranty, pledge, or other financial assistance, tax credit or deduction, or other benefit from the Corporation or any of its subsidiaries;

          (ii) there shall have been no failure to declare and pay in full, when and as due or scheduled, any dividends required to be paid on any class or series of the Corporation's shares.

          (iii) there shall have been: (a) no reduction in the annual rate of dividends paid on Common Stock of the Corporation (except as necessary to reflect any split of such shares); and (b) an increase in the annual rate of dividends as necessary to reflect reclassification (including a reverse split), recapitalization or any similar transaction which has the effect of reducing the number of outstanding Common Stock; and

          (iv) there shall have been no amendment or other modification to any profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension or other employee benefit plan of the Corporation or any of its subsidiaries, the effect of which is to change in any manner the provisions governing the voting of any shares of capital stock of the Corporation in or covered by such plan.

     (4) A proxy or information statement describing the Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it (or any subsequent provisions replacing that Act and the rules and regulations under it) has been mailed at least 30 days prior to the completion of the Business Combination to the holders of all outstanding Voting Stock. If deemed advisable by the Disinterested Directors, the proxy or information statement shall contain a recommendation by the Disinterested Directors as to the advisability (or inadvisability) of the Business Combination and/or an opinion by an investment banking firm, selected by the Disinterested Directors and retained at the expense of the Corporation, as to the fairness (or unfairness) of the Business Combination to the Independent Shareholders.

E.   Other Applicable Voting Requirement.
     -----------------------------------

     The affirmative votes or approvals required to be received from shareholders of the Corporation under Subdivisions B, C and H of this
     Article XIII are in addition to the vote of the holders of any class of shares of capital stock of the Corporation otherwise required by law, or by other provisions of these Articles of Incorporation, or by the express terms of the shares of such class. The affirmative votes or approvals required to be received from shareholders of the Corporation under Subdivisions B, C and H of this Article XIII shall apply even though no vote or a lesser percentage vote, may be required by law, or by other provisions of these Articles of Incorporation, or otherwise. Any authorization, approval or other action of the Disinterested Directors under this Article XIII is in addition to any required authorization, approval or other action of the Board of Directors.

F.   Disinterested Directors.
     -----------------------

     All actions required or permitted to be taken by the Disinterested Directors shall be taken with or without a meeting by the vote or written consent of two-thirds of the Disinterested Directors, regardless of whether the Disinterested Directors constitute a quorum of the members of the Board of Directors then in office. In the event that the number of Disinterested Directors is at any time less than five (5), all power and authority of the Disinterested Directors under this Article XIII shall thereupon cease and terminate, including, without limitation, the authority of the Disinterested Directors to authorize and approve a Business Combination under Subdivisions B and C of this Article XIII and to approve a successor Disinterested Director. Two-thirds of the Disinterested Directors shall have the power and duty, consistent with their fiduciary obligations, to determine for the purpose of this Article XIII, on the basis of information known to them:

     (1)  Whether any person is in Interested Shareholder;

     (2)  Whether any person is an Affiliate or Associate of another;

     (3) Whether any person has an agreement, arrangement, or understanding with another or is acting in concert with another; and

     (4) The Fair Market Value of property, securities or other consideration (other than cash).

     The good faith determination of the Disinterested Directors on such matters shall be binding and conclusive for purposes of this Article XIII.

G.   Effect on Fiduciary Obligations of Interested Shareholders.
     ----------------------------------------------------------

     Nothing contained in this Article XIII shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

H.   Repeal.
     ------

     Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage vote may be required by law or other provision of these Articles of Incorporation), the provisions of this Article XIII may not be repealed, amended, supplemented or otherwise modified, unless:

     (1) The Disinterested Directors (or, if there is no Interested Shareholder, a majority vote of the whole Board of Directors of the Corporation) recommend such repeal, amendment, supplement or modification and such repeal, amendment or modification is approved by the affirmative vote of the holders of not less than 66-2/3 percent of the outstanding Voting Stock; or

     (2) Such repeal, amendment, supplement or modification is approved by the affirmative vote of holders of: (a) not less than 80 percent of the outstanding Voting Stock voting together as a single class; and (b) not less than 66-2/3 percent of the outstanding Voting Stock held by all shareholders other than Interested Shareholders voting together as a single class.

I.   Further Considerations to Effect Business Combination.
     -----------------------------------------------------

     No Business Combination shall be effected or consummated unless, in addition to the consideration set forth in Subdivisions B, C, D and E of this Article XIII, the Board of Directors of the Corporation, including the Disinterested Directors, shall consider all of the following factors and any other factors which they deem relevant:

     (1) The social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located;

     (2) The business and financial conditions and earnings prospects of the Interested Shareholder, including, but not limited to, debt service and other existing or likely financial obligations of the Interested Shareholder, and the possible effect on other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

     (3) The competence, experience and integrity of the Interested Shareholder and his (its) or their management.

                                  ARTICLE XIV
                                  -----------
                             HEADINGS AND CAPTIONS
                             ---------------------

     The headings or captions of these various articles are inserted for convenience and none of them shall have any force or effect, and the interpretation of the various articles shall not be influenced by any of said headings or captions.

     IN WITNESS WHEREOF, the undersigned, being the President and Secretary of the Corporation, for the purpose of amending and restating the Articles of Incorporation as heretofore filed for the Corporation under the laws of the State of Florida, hereby make and file these Amended and Restated Articles of Incorporation declaring and certifying that the facts stated herein are true, and hereby subscribe thereto and hereunto sets their hand and seal this 15th day of April, 1998.


(CORPORATE SEAL)                /s/ Guy D. Colado
                                ------------------------------------
                                Guy D. Colado, President


                                /s/ Alan M. Scarboro
                                ------------------------------------
                                Alan M. Scarboro, Secretary